Exhibit 99.2

TIVITY HEALTH AND NUTRISYSTEM UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On March 8, 2019, Tivity Health, Inc. (“Tivity Health” or the “Company”) completed the acquisition of Nutrisystem, Inc. (“Nutrisystem”) (the “Merger”).  In connection with the consummation of the Merger, on March 8, 2019, the Company entered into a new Credit and Guaranty Agreement (the “Credit Agreement”) that included term loans totaling $1,180 million (the “Financing”).  The following tables present unaudited pro forma combined financial information about Tivity Health’s combined balance sheet and statements of operations after giving effect to the Merger and the Financing. The information under “Unaudited Pro Forma Combined Balance Sheet” in the table below gives effect to the Merger and the Financing as if they had taken place on December 31, 2018. The information under “Unaudited Pro Forma Combined Statements of Operations” in the table below gives effect to the Merger and the Financing as if they had taken place on January 1, 2018. These unaudited pro forma combined financial statements were prepared using the acquisition method of accounting where Tivity Health is considered the acquirer of Nutrisystem for accounting purposes.

The assumptions and estimates underlying the unaudited adjustments to the pro forma combined financial statements are described in the accompanying notes, which should be read together with the pro forma combined financial statements. In addition, the unaudited pro forma combined financial statements should be read in conjunction with the following:

•

Tivity Health’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2018 included in Tivity Health’s Annual Report on Form 10-K for the year ended December 31, 2018; and

•

Nutrisystem’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2018 included in Nutrisystem’s Annual Report on Form 10-K for the year ended December 31, 2018.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are based on assumptions and estimates considered appropriate by Tivity Health’s management; however, they do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Merger occurred on the dates set forth above, nor do they purport to be indicative of the future financial condition and results of operations of the combined company. These unaudited pro forma combined financial statements do not consider any impacts of integration costs, potential revenue enhancements, anticipated cost savings and expense efficiencies, or other synergies that may result from the Merger or any strategies that management may consider in order to continue to efficiently manage Tivity Health’s operations.

The unaudited pro forma combined financial statements have been compiled in a manner consistent with the accounting policies adopted by Tivity Health. Tivity Health’s management’s review to date has determined that no significant adjustments are necessary to conform Nutrisystem’s financial statements to the accounting policies used by Tivity Health. Certain reclassifications have been made to the combined financial statement presentation in order to present certain balances separately, including marketing expenses and deferred revenue, as they are material to the combined company. These reclassification adjustments have been presented as pro forma adjustments (refer to Notes 3(i), 3(n) and 3(p))

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2018

(In thousands)

	Tivity Health Historical	Nutrisystem Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Current assets:
Cash and cash equivalents	$1,933	$22,241	$ 26,208	3(a)	$50,382
Short-term investments	—	59,083	(59,083)	3(a)	—
Accounts receivable, net	67,139	16,640	—		83,779
Inventories	—	47,755	2,756	3(b)	50,511
Prepaid expenses and other current assets	9,033	15,122	1,037	3(g)	25,192

Total current assets	78,105	160,841	(29,082)		209,864
Property and equipment, net	16,341	28,129	4,158	3(b)	48,628
Long-term deferred tax asset	—	2,039	(2,039)	3(c)	—
Intangible assets, net	29,049	12,084	935,916	3(d)	977,049
Goodwill, net	334,680	—	433,975	3(e)	768,655
Other long-term assets	23,904	1,144	2,275	3(f)	27,323

Total assets	$482,079	$204,237	$1,345,203		$2,031,519

Current liabilities:
Accounts payable	$29,103	$36,373	$—		$65,476
Accrued salaries and benefits	6,512	4,980	—		11,492
Accrued liabilities	43,145	5,636	9,691	3(o)	58,472
Deferred revenue	—	8,407	582	3(n)	8,989
Other current liabilities	2,312	—	61,847	3(f,p)	64,159

Total current liabilities	81,072	55,396	72,120		208,588
Long-term debt	30,589	—	1,075,686	3(f)	1,106,275
Long-term deferred tax liability	319	—	235,173	3(c)	235,492
Other long-term liabilities	1,098	2,325	—		3,423
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	41	31	(25)	3(h)	47
Additional paid-in capital	347,487	81,488	60,792	3(h)	489,767
Retained earnings	49,655	112,611	(146,157)	3(h)	16,109
Accumulated other comprehensive loss	—	(31)	31	3(h)	—
Treasury stock	(28,182)	(47,583)	47,583	3(h)	(28,182)

Total stockholders’ equity	369,001	146,516	(37,776)		477,741

Total liabilities and stockholders’ equity	$482,079	$204,237	$1,345,203		$2,031,519

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(In thousands, except share and per share information)

	Tivity Health Historical	Nutrisystem Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$606,299	$691,039	$—		$1,297,338
Cost of revenue (exclusive of depreciation and amortization)	432,714	325,235	(14,285)	3(i,j)	743,664
Marketing expenses	—	203,189	15,151	3(i,j)	218,340
Selling, general and administrative expenses (“SG&A”)	35,113	72,717	(384)	3(g,i,j)	107,446
Depreciation and amortization	4,667	15,875	14,402	3(b,k)	34,944
Restructuring and related charges	124	—	—		124

Operating income	133,681	74,023	(14,884)		192,820

Interest expense (income)	8,733	(852)	89,217	3(f)	97,098

Income before income taxes	124,948	74,875	(104,101)		95,722

Income tax expense (benefit)	27,046	16,282	(26,025)	3(l)	17,303

Income from continuing operations	97,902	58,593	(78,076)		78,419

Earnings per share from continuing operations:
Basic	$2.44	$1.98		3(m)	$1.67
Diluted	$2.27	$1.95		3(m)	$1.56

Weighted average common shares and equivalents:
Basic	40,078,000	29,396,000		3(m)	46,698,111
Diluted	43,073,000	29,750,000		3(m)	50,157,924

Notes to Unaudited Pro Forma Combined Financial Statements

(In thousands, except share and per share information)

Note 1—Basis of Presentation

The unaudited pro forma combined financial statements were prepared in accordance with Regulation S-X Article 11 promulgated by the Securities and Exchange Commission. The unaudited pro forma combined balance sheet as of December 31, 2018 combines the historical unaudited consolidated balance sheets of Tivity Health and Nutrisystem as of December 31, 2018, giving effect to (i) the Merger and the Financing as if they had taken place on December 31, 2018 and (ii) the assumptions and adjustments described in the accompanying notes to these unaudited pro forma combined financial statements. The unaudited pro forma combined statements of operations for the fiscal year ended December 31, 2018 combine the historical consolidated statements of operations of Tivity Health and Nutrisystem, giving effect to (i) the Merger and the Financing as if they had taken place on January 1, 2018 and (ii) the assumptions and adjustments described in the accompanying notes to these unaudited pro forma combined financial statements. Such adjustments are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results of Tivity Health and Nutrisystem.

The unaudited pro forma combined financial statements have been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, with Tivity Health treated as the accounting acquirer.

Note 2—Estimated Merger Consideration and Purchase Price Allocation

The fair value of consideration transferred at the closing of the Merger (the “Closing”) was $1.3 billion (“Merger Consideration”), which includes cash consideration, the fair value of the stock consideration, and the fair value of the consideration for Nutrisystem equity awards assumed by Tivity Health that related to pre-combination services. The following table summarizes the components of the Merger Consideration:

(In thousands)
Cash paid for outstanding shares of Nutrisystem common stock (1) …………………………………………………..	$1,138,143
Value of shares of Tivity Health common stock issued in the Merger (2) …………………………………………….	132,838
Value of Nutrisystem stock options (3) …………………………………………………………………………………………………….	6,020
Value of Tivity Health replacement awards attributable to pre-combination services (4) …………………..	9,107
Total Merger Consideration…………………………………………………..………………………………………………………………	$1,286,108

(1)

Represents the total cash paid to former Nutrisystem stockholders as cash consideration.  This amount is based on approximately 29.4 million shares of Nutrisystem common stock issued and outstanding as of the Closing and cash consideration of $38.75 per share.

(2)

Represents the fair value of approximately 6.3 million shares of Tivity Health common stock issued for outstanding shares of Nutrisystem common stock as stock consideration.  This amount was determined based on (a) 29.4 million shares of Nutrisystem common stock issued and outstanding as of the Closing, times (b) the exchange ratio of 0.2141, times (c) $21.12, which is equal to the volume-weighted averages of the trading price per share of Tivity Health common stock for the five consecutive trading days up to and including March 6, 2019.

(3)

Represents the fair value of the cash consideration paid for the net settlement of approximately 204,000 Nutrisystem stock options vested and outstanding as of the Closing.  In accordance with the merger agreement, each vested and outstanding Nutrisystem stock option was cancelled, and the holder received a cash payment per option equal to approximately $43.27 minus the applicable exercise price of the stock option. Total cash paid was $5,892; the difference between the fair value shown in the table above and the cash paid was recorded to additional paid-in capital (see Note 3(h)).

(4)	Represents the fair value of the shares of Tivity Health common stock underlying Nutrisystem’s unvested equity awards assumed by Tivity Health that relate to pre-combination services.

The Company performed a preliminary valuation analysis of the fair market value of Nutrisystem’s assets and liabilities as if the Merger had taken place on December 31, 2018. The following table sets forth an allocation of the Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed, with the excess recorded to goodwill.  This allocation of the Merger Consideration may be subject to revision if new facts and circumstances arise over the measurement period, which may extend up to one year from the Closing.  The final purchase price allocation will be based upon a valuation analysis of the fair market value of Nutrisystem’s assets and liabilities at the Closing.  The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of inventory and property, plant and equipment, (2) changes in allocations to intangible assets such as trade names, customer lists, retail customer relationships, and goodwill, and (3) other changes to assets and liabilities.

(In thousands)
Cash, cash equivalents, and short-term investments……………………………………………………………………………	$81,324
Accounts receivable…………………………………………………………………………..……………………………………………………..	16,640
Inventory…………………………………………………………………………..………………………………………………………………………..	50,511
Prepaid expenses and other current assets…………………………………………………………………………..………………	15,122
Property and equipment…………………………………………………………………………..………………………………………………	32,287
Intangible assets…………………………………………………………………………..…………………………………………………………..	948,000
Other assets/liabilities…………………………………………………………………………..………………………………………………….	1,143
Accounts payable…………………………………………………………………………..…………………………………………………………	(36,373)
Accrued salaries and benefits and other liabilities…………………………………………………………………………..……	(12,941)
Deferred revenue…………………………………………………………………………..………………………………………………………….	(8,407)
Deferred tax liabilities, net…………………………………………………………………………..……………………………………………	(235,173)
Total identifiable assets and liabilities acquired…………………………………………………………………………..……..	$852,133
Goodwill (1) …………………………………………………………………………..…………………………………………………………………..	433,975
Total Merger Consideration…………………………………………………………………………..……………………………………..	$1,286,108

(1)

Goodwill represents the excess of Merger Consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.  Goodwill is attributable to the assembled workforce of experienced personnel at Nutrisystem and synergies expected to be achieved from the combined operations of Tivity Health and Nutrisystem.

 Note 3—Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma combined financial statements:

(a)	The estimated adjustment to cash of $26,208 as a result of the Merger and the Financing is set forth in the table below:

Proceeds from Financing	$1,220,000
Cash paid for shares of Nutrisystem common stock	(1,138,143)
Repayment of prior Tivity Health term loan and revolving credit facility	(30,450)
Payment of prior Tivity Health accrued interest	(108)
Contingent transaction fees relating to Merger	(26,995)
Debt issue costs and original issue discount (“OID”)	(57,179)

Total uses of cash	(32,875)
Convert short-term investments to cash	59,083

Net impact on cash	$26,208

(b)	Property and equipment, net, and inventory were adjusted to estimated fair value as follows:

	Property and Equipment, net	Inventory
Elimination of historical	$(28,129)	$(47,755)
Fair value	32,287	50,511

Pro forma adjustment	$ 4,158	$ 2,756

The associated pro forma adjustment to record the elimination of historical depreciation expense and recognition of new depreciation expense based on the fair value of the property and the estimated remaining useful lives calculated on a straight-line basis is as follows:

Pro Forma Year Ended December 31, 2018
Reversal of Nutrisystem historical depreciation	$(14,875)
Depreciation of acquired property and equipment	9,820

Pro forma depreciation expense adjustment	$ (5,055)

(c)

The increase in long-term deferred tax liability of $235,173 results from a $237,212 increase in deferred tax liabilities related to fair value adjustments for fixed assets and non-deductible intangible assets using a blended federal and state statutory rate of 25%. This amount was then reduced by a $2,039 reclassification from long-term deferred tax asset.

(d)

The net pro forma adjustment of $935,916 to intangible assets reflects the elimination of $12,084 of historical Nutrisystem intangible assets, offset by $948,000 in identifiable intangible assets acquired. Identifiable intangible assets consist of the following:

	Approximate Fair Value	Estimated Useful Life (in years)
Trade name—Nutrisystem	$800,000	Indefinite
Trade name—South Beach Diet	9,000	15
Customer list	125,000	7
Retail customer relationship	8,000	10
Noncompetition agreements	6,000	5

Total	$948,000

The straight-line amortization related to the identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma combined statements of operations based on the estimated useful lives above and as further described in Note 3(k) below.

(e)

The goodwill arising from the Merger is approximately $433,975 (refer to Note 2). The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event that Tivity Health determines that the value of goodwill has become impaired, Tivity Health will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is not deductible for tax purposes.

(f)

In connection with the consummation of the Merger, on March 8, 2019, the Company entered into the Credit Agreement, which includes (i) a $350.0 million term loan A facility (“Term Loan A”), (ii) an $830.0 million term loan B facility (“Term Loan B” and, together with Term Loan A, the “Term Loans”),and (iii) a $125.0 million revolving credit facility (“Revolver”) that includes a $35.0 million sublimit for swingline loans and a $50.0 million sublimit for letters of credit.  The Company used the proceeds of the Term Loans, borrowings under the Revolver, and cash on hand to pay the Merger Consideration, to repay all of the outstanding indebtedness under Tivity Health’s prior credit agreement, and to pay transaction costs and expenses.  Debt issued and the calculation of pro forma interest expense for the periods presented are as follows:

			Year Ended December 31, 2018
	Other long-term assets as of 12/31/18	Long-term debt as of 12/31/18	Effective Interest Rate	Interest Expense
Term Loan A	$ —	$ 350,000	7.12%	$ 22,404
Term Loan B	—	830,000	8.98%	63,437
Revolver	—	40,000		1,884
Debt issuance costs and OID	2,975	(53,964)		9,373
Repayment of debt	—	(30,450)		—
Elimination of historical issuance costs and interest	(700)	—		(7,881)

Totals	$2,275	$1,135,586		$ 89,217
Less current portion of long-term debt		(59,900)

Long-term debt total		$1,075,686

The debt issuance costs and OID associated with the Term Loans of $53,964, which consisted of underwriting and professional fees, were recorded as a reduction to long-term debt.  There were no unamortized debt issuance costs associated with the existing Tivity Health delayed draw term loan as of December 31, 2018.

The debt issuance costs of $2,975 associated with the Revolver were recorded in other long-term assets, and unamortized costs associated with Tivity Health’s prior credit facility of $700 were removed. Amortization of debt issuance costs for the Term Loans is reflected in the unaudited pro forma combined statements of operations using the effective interest method. Amortization of debt issuance costs for the Revolver is recognized on a straight-line basis.

The effective interest rates for new borrowings in the table above reflect Tivity Health’s management’s current estimates of the interest rates that will be applicable to such borrowings, which are subject to change. A 0.125% variance in the interest rates would increase or decrease interest expense on a pro forma basis by $1,468 for the year ended December 31, 2018.

(g)

Transaction fees of $6,435 have been added to accrued liabilities in the combined pro forma balance sheet as of December 31, 2018, $1,037 of which were recorded as an adjustment to prepaid expenses, with the remainder recorded as an adjustment to retained earnings. This adjustment represents the combined transaction fees (such as professional fees and due diligence costs) incurred subsequent to December 31, 2018 for both Nutrisystem and Tivity Health. Contingent transaction fees relating to the Merger (such as advisory fees) that were paid at the Closing by Tivity Health are $26,995 (see Note 3(a)). In addition, integration expense related to assumed equity awards of $453 was recorded to additional paid-in capital.

Transaction fees of $5,314 that were incurred by Tivity Health and Nutrisystem on or before December 31, 2018 have been removed from SG&A in the combined pro forma statement of operations as they do not have a continuing impact.

(h)

The pro forma adjustments to stockholders’ equity include (i) the issuance of 6,288,244 shares of Tivity Health common stock issued to former stockholders of Nutrisystem in connection with the Merger (as described in Note 2 above); (ii) $9,107 for the fair value of Nutrisystem stock-based compensation awards assumed for pre-combination service at the Closing (as described in Note 2 above); (iii) the elimination of the historical equity of Nutrisystem; (iv) contingent transaction fees related to the Merger paid at the Closing; (v) the write-off of deferred loan costs related to Tivity Health’s prior credit facility; (vi) equity issuance costs of $240; (vii) $128 related to the settlement of outstanding Nutrisystem stock options; and (viii) the accrual of estimated transaction fees incurred by Tivity Health and Nutrisystem subsequent to December 31, 2018, as set forth in the table below.

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock
Value of shares of Tivity Health common stock issued for outstanding Nutrisystem common stock	$ 6	$132,832	$ —	$—	$ —
Value of Tivity Health replacement stock-based compensation awards attributable to pre-combination services	—	9,107	—	—	—
Elimination of Nutrisystem historical stockholders’ equity	(31)	(81,488)	(112,611)	31	47,583
Contingent transaction fees related to Merger	—	—	(26,995)	—	—
Write-off of deferred loan costs	—	—	(700)	—	—
Equity issuance costs	—	(240)	—	—	—
Settlement of outstanding Nutrisystem stock options (see Note 2) …………………………………………….	—	128	—	—	—
Accrual of transaction fees (see Note 3(g))…………….	—	—	(5,398)	—	—
Assumed awards integration expense (see Note 3(g))	—	453	(453)	—	—

	$(25)	$ 60,792	$(146,157)	$31	$47,583

(i)

Tivity Health historically classified marketing expenses within cost of revenue and selling, general, and administrative expenses, while Nutrisystem presented marketing expenses in a separate line item. As marketing expense is material to the combined company and for purposes of comparability, Tivity Health reclassified these marketing expenses to a separate line item as follows:

	Pro Forma Year Ended December 31, 2018
	Cost of Services	SG&A	Marketing Expense
Reclassification of Tivity Health historical marketing costs	$(14,381)	$(36)	$14,417

(j)

The changes in cost of revenue, marketing expenses, and selling, general and administrative expenses include the net adjustments to stock-based compensation expense for the post-combination portion of Nutrisystem’s equity awards assumed by Tivity Health, which includes the reversal of Nutrisystem’s historical expense related to these awards as well as new expense for the fair value of the assumed awards (which includes incremental expense related to the acceleration of performance periods under certain performance stock units). The new stock-based compensation expense is amortized on a straight-line basis over the remaining vesting periods.

In addition, pro forma adjustments were made for special equity-based retention awards granted to two senior management employees of Nutrisystem in connection with the Merger and consisting of (i) an award of Tivity Health restricted stock units with a grant date fair value of $2,000, providing for cliff vesting on May 31, 2020; (ii) an award consisting of Tivity Health restricted stock units with a grant date value of $750 that will become vested in three equal annual installments beginning on the first anniversary of the Closing; and (iii) an award of performance stock units that vest on the third anniversary of the Closing subject to achievement of certain cumulative EBITDA targets in respect of fiscal years 2020 and 2021 with a grant date fair value of $2,000 (at target) and $4,000 (at maximum).

	Pro Forma Year Ended December 31, 2018
	Cost of Revenue	SG&A	Marketing Expense
Incremental stock-based compensation expense from replacement awards	$96	$2,698	$482
Incremental stock-based compensation expense from special equity-based retention awards	—	2,268	252

	$96	$4,966	$734

(k)

Pro forma amortization reflects the elimination of Nutrisystem’s historical intangible asset amortization and the addition of new straight-line amortization based on the intangible assets described in Note 3(d). Refer to the following table:

	Approximate Fair Value	Estimated Useful Life (in years)	Pro Forma Year Ended December 31, 2018
Tradename—Nutrisystem	$ 800,000	Indefinite	$ —
Tradename—South Beach Diet	9,000	15	600
Customer list	125,000	7	17,857
Retail customer relationship	8,000	10	800
Noncompetition agreements	6,000	5	1,200

Total	948,000		20,457
Elimination of historical amortization	—	15	(1,000)

Total	$948,000		$19,457

(l)	The income tax effects of all pro forma adjustments are based on an estimated blended federal and state statutory tax rate of 25% for the year ended December 31, 2018.
(m)

The changes to basic and diluted earnings per share from continuing operations (“EPS”) and basic and diluted weighted average shares outstanding reflect the pro forma adjustments shown in the tables below and are further described herein. The two-class method was used to calculate EPS as Nutrisystem’s unvested restricted stock awards are participating shares with nonforfeitable rights to dividends, and the replacement awards issued by Tivity Health for these shares retain the same nonforfeitable rights. Under the two-class method, earnings per share of common stock are computed by dividing the sum of distributed earnings to common stockholders (which is assumed to be zero as Tivity Health historically has not paid a dividend and has no immediate plans to do so) and undistributed earnings allocated to common stockholders by the weighted average number of shares of common stock outstanding for the period. In applying the two-class method, undistributed earnings are allocated to both shares of common stock and participating securities based on the number of weighted average shares outstanding during the period. The following table sets forth the computation of basic and diluted EPS.

Pro Forma Year Ended December 31, 2018
Income from continuing operations	$ 78,419
Income from continuing operations allocated to unvested restricted stock	(296)
Income from continuing operations allocated to common shares	$ 78,123

Earnings per share from continuing operations
Basic	$ 1.67
Diluted	$ 1.56
Weighted average shares outstanding:
Basic	46,698,111
Diluted	50,157,924

The calculation of basic and diluted shares is as follows:

Pro Forma Year Ended December 31, 2018
Basic weighted average shares:
Tivity Health historical weighted average shares outstanding	40,077,937
Shares issued as consideration for outstanding shares of Nutrisystem common stock (1)	6,288,244
Weighted average shares issued from vesting of new awards (2)	331,930

Pro forma weighted average shares	46,698,111

Diluted weighted average shares:
Tivity Health historical weighted average shares outstanding	43,073,425
Shares issued as consideration for outstanding shares of Nutrisystem common stock (1)	6,288,244
Dilutive impact of new awards (2)	796,255

Pro forma weighted average shares	50,157,924

(1)	Represents 6,288,244 shares of Tivity Health common stock issued for outstanding shares of Nutrisystem common stock as stock consideration.
(2)

New awards include Nutrisystem’s equity awards assumed by Tivity Health as well as special equity-based retention awards granted to two senior management employees of Nutrisystem in connection with the Merger, as described in Note 3(j).

(n)

Tivity Health historically classified deferred revenue within accrued liabilities, while Nutrisystem presented deferred revenue in a separate line item. As deferred revenue is material to the combined company and for purposes of comparability, Tivity Health reclassified $582 of deferred revenue from accrued liabilities into a separate line item.

(o)

The pro forma adjustments to accrued liabilities include (i) a decrease of $108 related to the payment of interest under Tivity Health’s prior credit facility (see Note 3(a)); (ii) an increase of $6,436 related to estimated transaction fees (see Note 3(g)); (iii) an increase of $5,892 related to the cash consideration paid for the net settlement of outstanding Nutrisystem stock options (see Note 2); (iv) a decrease of $582 related to the reclassification of Tivity Health’s deferred revenue (see Note 3(n)); and (v) a decrease of $1,947 related to the reclassification of Nutrisystem’s other current liabilities (see Note 3(p)).

(p)

Nutrisystem historically reported a line item “other accrued expenses and current liabilities”, which totaled $5,636 at December 31, 2018 and is reported in the historical amounts of the unaudited pro forma combined balance sheet as accrued liabilities. This amount includes certain items that, by their nature, would be classified by Tivity Health as other current liabilities. Therefore, for purposes of comparability, $1,947 has been reclassified from accrued liabilities to other current liabilities.